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                                                                  EXHIBIT 10.2

                           HANMI FINANCIAL CORPORATION
                           YEAR 2000 STOCK OPTION PLAN

         1.       PURPOSE

                  The purpose of the Hanmi Financial Corporation Year 2000 Stock Option Plan (the "Plan") is to strengthen Hanmi Financial Corporation (the "Company") and those banks and corporations which are or hereafter become subsidiary corporations (the "Subsidiary" or "Subsidiaries") by providing additional means of attracting and retaining competent managerial personnel and by providing to participating directors, officers and key employees added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company and its Subsidiaries. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and key employees may purchase shares of the Common Stock of the Company pursuant to Stock Options granted in accordance with this Plan.

                  Stock Options granted pursuant to this Plan are intended to be Incentive Stock Options or Non-Qualified Stock Options, as shall be determined and designated by the Stock Option Committee upon the grant of each Stock Option hereunder.

         2.       DEFINITIONS

                  For the purposes of this Plan, the following terms shall have the following meanings:

                  (a) "CODE." This term shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  (b) "COMMON STOCK." This term shall mean shares of the Company's common stock, subject to adjustment pursuant to Section 15.

                  (c)      "COMPANY." This term shall mean Hanmi Financial
Corporation.

                  (d) "ELIGIBLE PARTICIPANTS." This term shall mean: (i) all directors of the Company or any Subsidiary; (ii) all officers (whether or not they are also directors) of the Company or any Subsidiary; and (iii) all key employees (as such persons may be determined by the Stock Option Committee from time to time) of the Company or any Subsidiary, provided that such officers and key employees have a customary work week of at least forty hours in the employ of the Company or a Subsidiary.

                  (e) "EXCHANGE ACT." This term shall mean the Securities Exchange Act of 1934, as amended.

                  (f) "FAIR MARKET VALUE." This term shall mean on any date (the "Determination Date") shall be equal to the closing price per share of Common Stock on the business day

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immediately preceding the Determination Date, as reported in The Wall Street
Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per share of Common Stock on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Stock is not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Stock selected by the Stock Option Committee. In all other cases, the Fair Market Value shall be determined by the Stock Option Committee.

                  (g) "INCENTIVE STOCK OPTION." This term shall mean a Stock Option which is an "incentive stock option" within the meaning of
Section 422 of the Code.

                  (h) "NON-QUALIFIED STOCK OPTION." This term shall mean a Stock Option which is not an Incentive Stock Option.

                  (i) "OPTION SHARES." This term shall mean Common Stock covered by and subject to any outstanding unexercised Stock Option granted pursuant to this Plan.

                  (j) "OPTIONEE." This term shall mean any Eligible Participant to whom a Stock Option has been granted pursuant to this Plan, provided that at least part of the Stock Option is outstanding and unexercised.

                  (k) "PLAN." This term shall mean the Hanmi Financial Corporation Year 2000 Stock Option Plan as embodied herein and as may be amended from time to time in accordance with the terms hereof and applicable law.

                  (l) "STOCK OPTION." This term shall mean the right to purchase Common Stock under this Plan in a specified number of shares, at a price and upon the terms and conditions determined by the Stock option Committee.

                  (m) "STOCK OPTION COMMITTEE." The Board of Directors of the Company may select and designate a Stock Option Committee consisting of three or more directors of the Company each of whom is an "outside director" within the meaning of Section 162(m) of the Code and who otherwise comply with the requirements of Rule 166-3 of the Exchange Act. Regardless of whether a Stock Option Committee is selected, the Board of Directors of the Company may act as the Stock Option Committee and any action taken by said Board as such shall be deemed to be action taken by the Stock Option Committee. All references in the Plan to the "Stock Option Committee" shall be deemed to refer to the Board of Directors of the Company acting as the Stock Option Committee and to a duly appointed Stock Option Committee, if there be one. In the event of any conflict between action taken by the Board acting as a Stock Option Committee and action taken by a duly

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appointed Stock Option Committee, the action taken by the Board shall be controlling and the action taken by the duly appointed Stock Option Committee shall be disregarded.

                  (n) "SUBSIDIARY." This term shall mean each "subsidiary corporation" (treating the Company as the employer corporation) as defined in Section 424(f) of the Code.

         3.       ADMINISTRATION

                  (a) STOCK OPTION COMMITTEE. This Plan shall be administered by the Stock Option Committee. The Board of Directors of the Company shall have the right, in its sole and absolute discretion, to remove or replace any person from or on the Stock Option Committee at any time for any reason whatsoever.

                  (b) ADMINISTRATION OF THE PLAN. Any action of the Stock Option Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or pursuant to the unanimous written consent, of its members. Any such action taken by the Stock Option Committee in the administration of this Plan shall be valid and binding, so long as the same is not inconsistent with the terms and conditions of this Plan. Subject to compliance with the terms, conditions and restrictions set forth in this Plan, the Stock Option Committee shall have the exclusive right, in its sole and absolute discretion, to establish the terms and conditions of all Stock Options granted under the Plan, including, without limitation, the power to:
(i) establish the number of Stock Options, if any, to be granted hereunder, in the aggregate and with regard to each Eligible Participant; (ii) determine the time or times when such Stock Options, or parts thereof, may be exercised; (iii) determine and designate which Stock Options granted under the Plan shall be Incentive Stock Options and which shall be Non-Qualified Stock Options; (iv) determine the Eligible Participants, if any, to whom Stock Options are granted; (v) determine the duration and purposes, if any, of leaves of absence which may be permitted to holders of unexercised, unexpired Stock Options without such constituting a termination of employment under the Plan; and (vi) prescribe and amend the terms, provisions and form of each instrument and agreement setting forth the terms and conditions of every Stock Option Granted hereunder.

                  (c) DECISIONS AND DETERMINATIONS. Subject to the express provisions of the Plan, the Stock Option Committee shall have the authority to construe and interpret this Plan, to define the terms used herein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Stock Option Committee on matters referred to in this Section 3 shall be final and conclusive so long as the same are not inconsistent with the terms of this Plan.

         4.       SHARES SUBJECT TO THE PLAN

                  Subject to adjustments as provided in Section 15 hereof, the maximum number of shares of Common Stock which may be issued upon exercise of all Stock Options granted under this Plan is limited to [ ] ([ ]) in the aggregate. If any Stock Option shall be canceled, surrendered,

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or expire for any reason without having been exercised in full, the unpurchased Option Shares represented thereby shall again be available for grants of Stock Options under this Plan.

         5.       ELIGIBILITY

                  Only Eligible Participants shall be eligible to receive grants of Stock Options under this Plan.

         6.       GRANTS OF STOCK OPTIONS

                  (a) GRANT. Subject to the express provisions of the Plan, the Stock Option Committee, in its sole and absolute discretion, may grant Stock Options:

                        (i)      In the case of grants to Eligible
         Participants who are officers or key employees of the Company or any Subsidiary, for a number of Option Shares, at the price(s) and time(s), and on the terms and conditions as it deems advisable and specifies in the respective grants; provided, however, that the number of Option Shares outstanding to any such Eligible Participant shall at no time exceed ten percent (10%) of the total outstanding shares of the Company's Common Stock issued and outstanding; and

                       (ii)      In the case of grants to Eligible
         Participants who are directors and who are not officers or key employees of the Company or any Subsidiary, for a number of Option Shares, at the price(s) and time(s), and on the terms and conditions as it deems advisable and specifies in the respective grants; provided, however, that such grants may not exceed a maximum of [ ] ([ ]) Option Shares to all directors at any time, exclusive of any Option Shares granted under Section 6(a)(i) hereof; and provided further, however, that the number of Option Shares outstanding to any such Eligible Participant shall at no time exceed ten percent (10%) of the total outstanding shares of the Company's Common Stock issued and outstanding. The foregoing maximum numbers of Option Shares which may be granted to all directors of the Company at any time shall be adjusted in accordance with the provisions of Section 15 hereof.

                  The terms upon which and the times at which, or the periods within which, the Option Shares subject to such Stock Options may become acquired or such Stock Options may be acquired and exercised shall be as set forth in the Plan and the related Stock Option Agreements.

                  Subject to the limitations and restrictions set forth in the Plan, an Eligible Participant who has been granted a Stock Option may, if otherwise eligible, be granted additional Stock Options if the Stock Option Committee shall so determine. The Stock Option Committee shall designate in each grant of a Stock Option whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

                  (b) DATE OF GRANT AND RIGHTS OF OPTIONEE. The determination of the Stock Option Committee to grant a Stock Option shall not in any way constitute or be deemed to constitute an

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obligation of the Company, or a right of the Eligible Participant who is the proposed subject of the grant, and shall not constitute or be deemed to constitute the grant of a Stock Option hereunder unless and until both the Company and the Eligible Participant have executed and delivered to the other a Stock Option Agreement in the form then required by the Stock Option Committee as evidencing the grant of the Stock Option, together with such other instrument or instruments as may be required by the Stock Option Committee pursuant to this Plan; provided, however, that the Stock Option Committee may fix the date of grant as any date on or after the date of its final determination to grant the Stock Option (or if no such date is fixed, then the date of grant shall be the date on which the determination was finally made by the Stock Option Committee to grant the Stock Option), and such date shall be set forth in the Stock Option Agreement. The date of grant as so determined shall be deemed the date of grant of the Stock Option for purposes of this Plan.

                  (c) SHAREHOLDER-EMPLOYEES. A Stock Option granted hereunder to an Eligible Participant who is also an officer or key employee of the Company or any Subsidiary, who owns, directly or indirectly, at the date of the grant of the Stock Option, more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or a Subsidiary (if permitted in accordance with the provisions of Section 5 herein) shall not qualify as an Incentive Stock Option unless: (i) the purchase price of the Option Shares subject to said Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of the Option Shares, determined as of the date said Stock Option is granted; and (ii) the Stock Option by its terms is not exercisable after five (5) years from the date that it is granted. The attribution rules of Section 424(d) of the Code, shall apply in the determination of indirect ownership of stock.

                  (d) MAXIMUM VALUE OF STOCK OPTIONS. No grant of Incentive Stock Options hereunder may be made when the aggregate Fair Market Value of Option Shares with respect to which Incentive Stock Options (pursuant to this Plan or any other Incentive Stock Option Plan of the Company or any Subsidiary) are exercisable for the first time by the Eligible Participant during any calendar year exceeds $100,000.

                  (e) SUBSTITUTED STOCK OPTIONS. If all of the outstanding shares of common stock of another corporation are changed into or exchanged solely for Common Stock in a transaction to which Section 424(a) of the Code, applies, then, subject to the approval of the Board of Directors of the Company, Stock Options under the Plan may be substituted ("Substituted Options") in exchange for valid, unexercised and unexpired stock options of such other corporation. Substituted Options shall qualify as Incentive Stock Options under the Plan, provided that (and to the extent) the stock options exchanged for the Substituted Options were Incentive Stock Options within the meaning of Section 422 of the Code.

                  (f) NON-QUALIFIED STOCK OPTIONS. Stock Options and Substituted Options granted by the Stock Option Committee shall be deemed Non-Qualified Stock Options under this Plan if they: (i) are designated at the time of grant as Incentive Stock Options but do not so qualify under the provisions of Section 422 of the Code or any regulations or rulings issued by the Internal Revenue Service for any reason; (ii) are not granted in accordance with the provisions of Section 6(c); (iii) are in excess of the fair market value limitations set forth in Section 6(d); (iv) are

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granted to an Eligible Participant who is not an officer or key employee of the Company or any Subsidiary; or (v) are designated at the time of grant as Non-Qualified Stock Options. Non-Qualified Stock Options granted or substituted hereunder shall be so designated in the Stock Option Agreement entered into between the Company and the Optionee.

         7.       STOCK OPTION EXERCISE PRICE

                  (a) MINIMUM PRICE. The exercise price of any Option Shares shall be determined by the Stock Option Committee, in-its sole and absolute discretion, upon the grant of a Stock Option. Except as provided elsewhere herein, said exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of grant of the related Stock Option.

                  (b) SUBSTITUTED OPTIONS. The exercise price of the Option Shares subject to each Substituted Option may be fixed at a price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time such Substituted Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation for which it was exchanged immediately before substitution, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock.

         8.       EXERCISE OF STOCK OPTIONS

                  (a) EXERCISE. Except as otherwise provided elsewhere herein, each Stock Option shall be exercisable in such increments, which need not be equal, and upon such contingencies as the Stock Option Committee shall determine at the time of grant of the Stock Option; provided, however, that if an Optionee shall not in any given period exercise any part of a Stock Option which has become exercisable during that period, the Optionee's right to exercise such part of the Stock Option shall continue until expiration of the Stock Option or any part thereof as may be provided in the related Stock Option Agreement. No Stock Option or part thereof shall be exercisable except with respect to whole shares of Common Stock, and fractional share interests shall be disregarded except that they may be accumulated.

                  (b) PRIOR OUTSTANDING INCENTIVE STOCK OPTIONS. Incentive Stock Options granted (or substituted) to an Optionee under the Plan may be exercisable while such Optionee has outstanding and unexercised any Incentive Stock Option previously granted (or substituted) to him or her pursuant to this Plan or any other Incentive Stock Option Plan of the Company or any Subsidiary. An Incentive Stock Option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time.

                  (c) NOTICE AND PAYMENT. Stock Options granted hereunder shall be exercised by written notice delivered to the Company specifying the number of Option Shares with respect to which the Stock Option is being exercised, together with concurrent payment in full of the exercise price as hereinafter provided. If the Stock Option is being exercised by any person or persons other

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than the Optionee, said notice shall be accompanied by proof, satisfactory to the counsel for the Company, of the right of such person or persons to exercise the Stock Option. The Company's receipt of a notice of exercise without concurrent receipt of the full amount of the exercise price shall not be deemed an exercise of a Stock Option by an Optionee, and the Company shall have no obligation to an Optionee for any Option Shares unless and until full payment of the exercise price is received at the Company and all of the terms and provisions of the Plan and the related Stock Option agreement have been fully complied with.

                  (d) PAYMENT OF EXERCISE PRICE. The exercise price of any Option Shares purchased upon the proper exercise of a Stock Option shall be paid in full at the time of each exercise of a Stock Option in cash (or bank, cashier's or certified check) and/or, with the prior written approval of the Stock Option Committee at or before the time of exercise, in Common Stock of the Company which, when added to the cash payment, if any, which has an aggregate Fair Market Value equal to the full amount of the exercise price of the Stock Option, or part thereof, then being exercised. Payment by an Optionee as provided herein shall be made in full concurrently with the Optionee's notification to the Company of his intention to exercise all or part of a Stock Option. If all or any part of a payment is made in shares of Common Stock as heretofore provided, such payment shall be deemed to have been made only upon receipt by the Company of all required share certificates, and all stock powers and all other required transfer documents necessary to transfer the shares of Common Stock to the Company.

                  (e) MINIMUM EXERCISE. Not less than ten (10) Option Shares may be purchased at any one time upon exercise of a Stock Option unless the number of shares purchased is the total number which remains to be purchased under the Stock Option.

                  (f) COMPLIANCE WITH LAW. No shares of Common Stock shall be issued upon exercise of any Stock Option, and an Optionee shall have no right or claim to such shares, unless and until: (i) payment in full as provided hereinabove has been received by the Company; (ii) in the opinion of the counsel for the Company, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, the Optionee shall have paid to the Company the amount, if any, required to be withheld on the amount deemed to be compensation to the Optionee as a result of the exercise of his or her Stock Option, or made. Other arrangements satisfactory to the Company, in its sole discretion, to satisfy applicable income tax withholding requirements.

                  (g) REORGANIZATION. Notwithstanding any provision in any Stock Option Agreement pertaining to the time of exercise of a Stock Option, or part thereof, upon adoption by the requisite holders of the outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company to another corporation which would, upon consummation, result in termination of a Stock Option in accordance with
Section 16 hereof, all Stock Options previously granted shall become immediately exercisable, whether or not vested under the Plan or Stock Option Agreement, as to all unexercised Option Shares for such period of time as may be determined by the Stock Option Committee, but in any event not less than 30 days, on the condition that the terminating event

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described in Section 16 hereof is consummated. If such terminating event is not consummated or if the surviving entity (successor entity) assumes such obligation or gives appropriate substitution thereof, Stock Options granted pursuant to the Plan shall be exercisable in accordance with the terms of their respective Stock Option Agreements.

         9.       NONTRANSFERABILITY OF STOCK OPTIONS

                  Each Stock Option shall, by its terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

         10.      CONTINUATION OF AFFILIATION

                  Nothing contained in this Plan (or in any Stock Option Agreement) shall obligate the Company or any Subsidiary to employ or continue to employ or remain affiliated with any Optionee or any Eligible Participant for any period of time or interfere in any way with the right of the Company or a Subsidiary to reduce or increase the Optionee's or Eligible Participant's compensation.

         11.      CESSATION OF AFFILIATION

                  Except as provided in Section 12 hereof, if, for any reason other than disability or death, an Optionee ceases to be employed by or affiliated with the Company or a Subsidiary, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or ninety (90) days after the Optionee ceases to be so employed or affiliated, whichever is earlier. During such period after cessation of employment or affiliation, such Stock Options shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which such Optionee ceased to be employed by or affiliated with the Company or the Subsidiary, and any Stock Options or increments which had not become exercisable as of such date shall expire automatically on such date.

         12.      TERMINATION FOR CAUSE

                  If the Stock Option Agreement so provides and if an Optionee's employment by or affiliation with the Company or a Subsidiary is terminated for cause, the Stock Options granted to such Optionee shall automatically expire and terminate in their entirety immediately upon such termination; provided, however, that the Stock Option Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate such Stock Options by giving written notice of such reinstatement to the Optionee. In the event of such reinstatement, the Optionee may exercise the Stock Options only to such extent, for such time, and upon such terms and conditions as if the Optionee had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than cause, disability or death. Termination for cause shall include, but shall not be limited to, termination for malfeasance or gross misfeasance in the

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performance of duties or conviction of illegal activity in connection therewith and, in any event, the determination of the Stock Option Committee with respect thereto shall be final and conclusive.

         13.      DEATH OF OPTIONEE

                  If an Optionee dies while employed by or affiliated with the Company or a Subsidiary, or during the ninety-day period referred to in
Section 11 hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date of such death, whichever is earlier. After such death, but before such expiration, subject to the terms and provisions of the Plan and the related Stock Option Agreements, the person or persons to whom such Optionee's rights under the Stock Options shall have passed by will or by the applicable laws of descent and distribution, or the executor or administrator of the Optionee's estate, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee died.

         14.      DISABILITY OF OPTIONEE

                  If an Optionee is disabled while employed by or affiliated with the Company or a Subsidiary or during the three-month period referred to in Section 11 hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date such disability occurred, whichever is earlier. After such disability occurs, but before such expiration, the Optionee or the guardian or conservator of the Optionee's estate, as duly appointed by a court of competent jurisdiction, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee became disabled or ceased to be employed by or affiliated with the Company or a Subsidiary as a result of the disability. An Optionee shall be deemed to be "disabled" if it shall appear to the Stock Option Committee, upon written certification delivered to the Company of a qualified licensed physician, that the Optionee has become permanently and totally unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in the Optionee's death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         15.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

                  If the outstanding shares of Common Stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or kind of Option Shares and the exercise prices per share allocated to unexercised Stock Options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Stock Option, but with

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a corresponding adjustment in the price for each Option Share subject to the
Stock Option. Adjustments under this Section shall be made by the Stock Option Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of such adjustments, and fractional share interests shall be disregarded, except that they may be accumulated.

         16.      TERMINATING EVENTS

                  Upon consummation of a plan of dissolution or liquidation of the Company, or upon consummation of a plan of reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the Company is not the surviving entity, or upon the sale of all or substantially all the assets of the Company to another corporation, the Plan shall automatically terminate and all Stock Options theretofore granted shall be terminated (subject to 8(g)), unless provision is made in connection with such transaction for assumption of Stock Options theretofore granted (in which case such Stock Options shall be converted into Stock Options for a like number and kind for shares of the surviving entity), or substitution for such Stock Options with new stock options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

         17.      AMENDMENT AND TERMINATION

                  The Board of Directors of the Company may at any time and from time to time suspend, amend, or terminate the Plan and may, with the consent of an Optionee, make such modifications of the terms and conditions of that Optionee's Stock Option as it shall deem advisable; provided that, except as permitted under the provisions of Section 15 hereof, no amendment or modification may be adopted without the Company having first obtained the approval of the holders of a majority of the Company's outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company, or by written consent, if the amendment or modification would:

                  (a) materially increase the number of securities which may be issued under the Plan;

                  (b) materially increase the number of securities which may be issued at any time under the Plan to all directors who are not also officers or key employees of the Company or any Subsidiary;

                  (c) materially modify the requirements as to eligibility for participation in the Plan;

                  (d) increase or decrease the exercise price of any Stock Option granted under the Plan;

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                  (e)      increase the maximum term of Stock Options
provided for herein;

                  (f) permit Stock Options to be granted to any person who is not an Eligible Participant; or

                  (g) change any provision of the Plan which would affect the qualification as an Incentive Stock Option under the Code then applicable of any Stock Option granted as an Incentive Stock Option under the Plan.

                  No Stock Option may be granted during any suspension of the Plan or after termination of the Plan. Amendment suspension, or termination of the Plan shall not (except as otherwise provided in Section 15 hereof), without the consent of the Optionee, alter or impair any rights or obligations under any Stock Option theretofore granted.

         18.      RIGHTS OF ELIGIBLE PARTICIPANTS AND OPTIONEES

                  No Eligible Participant, Optionee or other person shall have any claim or right to be granted a Stock Option under this Plan, and neither this Plan nor any action taken hereunder shall be deemed to give or be construed as giving any Eligible Participant, Optionee or other person any right to be retained in the employ of the Company or any Subsidiary. Without limiting the generality of the foregoing, no person shall have any rights as a result of his or her classification as an Eligible Participant or Optionee, such classifications being made solely to describe, define and limit those persons who are eligible for consideration for privileges under the Plan.

         19. PRIVILEGES OF STOCK OWNERSHIP; REGULATORY LAW COMPLIANCE; NOTICE OF SALE

                  No Optionee shall be entitled to the privileges of stock ownership as to any Option Shares not actually issued and delivered. No Option Shares may be purchased upon the exercise of a Stock Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Company are listed (if any) shall have been fully complied with. The Optionee shall, not more than five (5) days after each sale or other disposition of shares of Common Stock acquired pursuant to the exercise of Stock Options, give the Company notice in writing of such sale or other disposition.

         20.      EFFECTIVE DATE OF THE PLAN

                  The Plan shall be deemed adopted as of ________, 2000, and shall be effective immediately, subject to approval of the Plan by the holders of at least a majority of the Company's outstanding shares of Common Stock.

         21.      TERMINATION

                  Unless previously terminated as aforesaid, the Plan shall terminate on February 26, 2010. No Stock Options shall be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.

         22.      OPTION AGREEMENT

                  Each Stock Option granted under the Plan shall be evidenced by a written Stock Option Agreement executed by the Company and the Optionee, and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable by the Stock Option Committee and are not inconsistent with this Plan.

         23.      STOCK OPTION PERIOD

                  Each Stock Option and all rights and obligations thereunder shall expire on such date as the Stock Option Committee may determine, but not later than ten (10) years from the date such Stock Option is granted, and shall be subject to earlier termination as provided elsewhere in this Plan.

         24.      EXCULPATION AND INDEMNIFICATION OF STOCK OPTION COMMITTEE

                  The present, former and future members of the Stock Option Committee, and each of them, who is or was a director, officer or employee of the Company shall be indemnified by the Company to the extent authorized in and permitted by the Company's Certificate of Incorporation, and/or Bylaws in connection with all actions, suits and proceedings to which they or any of them may be a party by reason of any act or omission of any member of the Stock Option Committee under or in connection with the Plan or any Stock Option granted thereunder.

         25.      NOTICES

                  All notices and demands of any kind which the Stock Option Committee, any Optionee, Eligible Participant, or other person may be required or desires to give under the terms of this Plan shall be in writing and shall be delivered in hand to the person or persons to whom addressed (in the case of the Stock Option Committee, with the Chief Executive Officer or Secretary of the Company), by leaving a copy of such notice or demand at the address of such person or persons as may be reflected in the records of the Company, or by mailing a copy thereof, properly addressed as above, by certified or registered mail, postage prepaid, with return receipt requested. Delivery by mail shall be deemed made upon receipt by the notifying party of the return receipt request acknowledging receipt of the notice or demand.

         26.      LIMITATION ON OBLIGATIONS OF THE COMPANY

                  All obligations of the Company arising under or as a result of this Plan or Stock Options granted hereunder shall constitute the general unsecured obligations of the Company, and not of the Board of Directors of the Company, any member thereof, the Stock Option Committee, any member thereof, any officer of the Company, or any other person or any Subsidiary, and none of the foregoing, except the Company, shall be liable for any debt, obligation, cost or expense hereunder.

         27.      LIMITATION OF RIGHTS

                  The Stock Option Committee, in its sole and absolute discretion, is entitled to determine who, if anyone, is an Eligible Participant under this Plan, and which, if any, Eligible Participant shall receive any grant of a Stock Option. No oral or written agreement by any person on behalf of the Company relating to this Plan or any Stock Option granted hereunder is authorized, and such may not bind the Company or the Stock Option Committee to grant any Stock Option to any person.

         28.      SEVERABILITY

                  It is the desire and intent of the parties hereto that the provisions of this Plan be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Plan shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Plan or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Plan or affecting the validity or enforceability of such provision in any other jurisdiction.

         29.      CONSTRUCTION

                  Where the context or construction requires, all words applied in the plural herein shall be deemed to have been used in the singular and vice versa, and the masculine gender shall include the feminine and the neuter and vice versa.

         30.      HEADINGS

                  The headings of the several sections herein are inserted solely for convenience of reference and are not intended to form a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

         31.      SUCCESSORS

                  This Plan shall be binding upon the respective successors, assigns, heirs, executors, administrators, guardians and personal representatives of the Company and Optionees.

         32.      CONFLICT

                  In the event of any conflict between the terms and provisions of this Plan, and any other document, agreement or instrument, including, without meaning any limitation, any Stock Option Agreement, the terms and provisions of this Plan shall control.

         33.      GOVERNING LAW

                  THIS PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS PLAN, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                                * * * * * * * * *

OPTIONEES TO WHOM INCENTIVE STOCK OPTIONS ARE GRANTED MUST MEET CERTAIN HOLDING PERIOD AND EMPLOYMENT REQUIREMENTS FOR FAVORABLE TAX TREATMENT.

UNLESS OTHERWISE STATED, ALL TERMS DEFINED IN THE PLAN SHALL HAVE THE SAME MEANING HEREIN AS SET FORTH IN THE PLAN.

                           Hanmi Financial Corporation

                             STOCK OPTION AGREEMENT

                           YEAR 2000 STOCK OPTION PLAN

                           [ ] Incentive Stock Option

                         [ ] Non-Qualified Stock Option

         THIS AGREEMENT, dated the ______ day of __________, 200_, by and between Hanmi Financial Corporation, a Delaware corporation (the "Company"), and _________________________ ("Optionee");

                  WHEREAS, pursuant to the Company's Year 2000 Stock Option Plan (the "Plan"), the Stock Option Committee has authorized the grant to Optionee of a Stock Option to purchase all or any part of __________________________________________________ (__________) authorized but unissued shares of the Company's Common Stock at the price of _________________________ Dollars ($__________) per share, such Stock Option to be for the term and upon the terms and conditions hereinafter stated;

                  NOW, THEREFORE, it is hereby agreed:

                  1. GRANT OF STOCK OPTION. Pursuant to said action of the Stock Option Committee and pursuant to authorizations granted by all appropriate regulatory and governmental agencies, the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, all or any part of _________________________ (__________) Option Shares of the Company's
Common Stock at the price of _________________________ Dollars ($ __________)
per share. For purposes of this Agreement and the Plan, the date of grant shall be __________, ____. At the date of grant, Optionee DOES NOT OWN/OWNS stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Bank or any Subsidiary.

                  The Stock Option granted hereunder is/is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  2. EXERCISABILITY. This Stock Option shall be exercisable as to __________ Option Shares on __________, _____; as to __________ Option Shares on __________, _____; as to __________ Option Shares
on __________, _____; as to __________ Option Shares on __________, _____;
and as to __________ Option Shares on __________, _____. This Stock Option shall remain exercisable as to all of such Option Shares until __________, 20__ (but not later than ten (10) years from the date hereof), at which time it shall expire in its entirety, unless this Stock Option has expired or terminated earlier in accordance with the provisions hereof or of the Plan. Option Shares as to which this Stock Option become exercisable may be purchased at any time prior to expiration of this Stock Option.

                  3. EXERCISE OF STOCK OPTION. This Stock Option may be exercised by written notice delivered to the Company stating the number of Option Shares with respect to which this Stock Option is being exercised, together with cash (or bank, cashier's or certified check) and/or, if permitted at or before the time of exercise by the Stock Option Committee, shares of Common Stock of the Company which when added to the cash payment, if any, have an aggregate Fair Market Value equal to the full amount of the purchase price of such Option Shares. Not less than ten (10) Option Shares may be purchased at any one time unless the number purchased is the total number which remains to be purchased under this Stock Option and in no event may the Stock Option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of all federal and state income taxes then due, if any.

                  4.       PRIOR OUTSTANDING STOCK OPTIONS. Pursuant to
Section 8(b) of the Plan, an Incentive Stock Option held by Optionee may be exercisable while the Optionee has outstanding and unexercised any Incentive Stock Option previously granted to him or her by the Company, or a bank or corporation which (at the time of grant) is a parent or Subsidiary of the Company, or a predecessor corporation of any such entity.

                  5. CESSATION OF AFFILIATION. Except as provided in Paragraph 6 hereof, if, for any reason other than Optionee's disability or death, Optionee ceases to be employed by or affiliated with the Company or a Subsidiary, this Stock Option shall expire ninety (90) days thereafter or on the date specified in Paragraph 2 hereof, whichever is earlier. During such period after cessation of employment or affiliation, this Stock Option shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which the Optionee ceased to be employed by or affiliated with the Company or Subsidiary, and any Stock Options or increments which had not become exercisable as of such date shall expire and terminate automatically on such date.

                  6. TERMINATION FOR CAUSE. If Optionee's employment by or affiliation with the Company or a Subsidiary is terminated for cause, this Stock Option shall automatically expire unless reinstated by the Stock Option Committee within thirty (30) days of such termination by giving written notice of such reinstatement to Optionee. In the event of such reinstatement, Optionee may exercise this Stock Option only to such extent, for such time, and upon such terms and conditions as if Optionee had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than cause, disability or death. Termination for cause shall include, but shall not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith, or any conduct detrimental to the interests of the Company or a Subsidiary, and, in any event the determination of the Stock Option Committee with respect thereto shall be final and conclusive.

                  7. DISABILITY OR DEATH OF OPTIONEE. If Optionee becomes disabled or dies while employed by or affiliated with the Company or a Subsidiary, or during the ninety-day period referred to in Paragraph 5 hereof, this Stock Option shall automatically expire and terminate one (1) year after the date of Optionee's disability or death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Optionee's disability or death but before such expiration, the person or persons to whom Optionee's rights under this Stock Option shall have passed by order of a court of competent jurisdiction or by will or the applicable laws of descent and distribution, or the executor, administrator or conservator of Optionee's estate, subject to the provisions of Paragraph 13 hereof, shall have the right to exercise this Stock Option to the extent that increments, if any, had become exercisable as of the date on which Optionee ceased to be employed by or affiliated with the Company or a Subsidiary. For purposes hereof, disability" shall have the same meaning as set forth in Section 14 of the Plan.

                  8. NONTRANSFERABILITY. This Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during Optionee's lifetime only by Optionee.

                  9. EMPLOYMENT. This Agreement shall not obligate the Company or a Subsidiary to employ Optionee for any periods nor shall it interfere in any way with the right of the Company or a Subsidiary to increase or reduce Optionee's compensation.

                  10. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a stockholder with respect to the Option Shares unless and until said Option Shares are issued to Optionee as provided in the Plan. Except as provided in Section 15 of the Plan, no adjustment will be made for dividends or other rights in respect of which the record date is prior to the date such stock certificates are issued.

                  11. MODIFICATION AND TERMINATION BY BOARD OF DIRECTORS. The rights of Optionee are subject to modification and termination upon the occurrence of certain events as provided in the Plan. Upon adoption by the requisite holders of the Company's outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company to another corporation which would, upon consummation, result in termination of this Stock Option in accordance with Section 16 of the Plan, this Stock Option shall become immediately exercisable as to all unexercised Option Shares notwithstanding the incremental exercise provisions of Paragraph 2 of this Agreement, for a period then specified by the Stock Option Committee, but in any event not less than thirty (30) days, in accordance with Section 8(g) of the Plan, on the condition that the terminating event described in Section 16 of the Plan is consummated. If such terminating event is not consummated, this Stock option shall be exercisable in accordance with the terms of the Agreement, excepting this Paragraph 11.

                  12. NOTIFICATION OF SALE. Optionee agrees that Optionee, will notify the Company in writing not more than five (5) days after any sale or other disposition of Option Shares.

                  13. APPROVALS. This Agreement and the issuance of Option Shares hereunder are expressly subject to the approval of the Plan and the form of this Agreement by the holders of not less than a majority of the voting stock of the Company. This Stock Option may not be exercised unless and until all applicable requirements of all regulatory agencies having jurisdiction with respect thereto, and of the securities exchanges upon which securities of the Company are listed, if any, have been complied with.

                  14. NOTICES. All notices to the Company provided for in this Agreement shall be addressed to it in care of its Chief Executive Officer or Secretary at its main office and all notices to Optionee shall be addressed to Optionee's address on file with the Company or a Subsidiary, or to such other address as either may designate to the other in writing, all in compliance with the notice provisions set forth in Section 25 of the Plan.

                  15. INCORPORATION OF PLAN. All of the provisions of the Plan are incorporated herein by reference as if set forth in full in this Agreement. In the event of any conflict between the terms of the Plan and any provision contained herein, the terms of the Plan shall be controlling and the conflicting provisions contained herein shall be disregarded.

         SECTION 16. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         SECTION  17. RESOLUTION OF DISPUTES

                  a. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 17. This
Section 17 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement. Notwithstanding the foregoing:

                  Any party hereto may, in its discretion, apply to a court of competent jurisdiction for equitable relief. Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this Section.

                  b. ARBITRATORS. The panel to be appointed shall consist of three neutral arbitrators: one selected by the Company, one selected by the Optionee, and one selected by the designees of the Company and Optionee.

                  c. PROCEDURES. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

                  d. AUTHORITY. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

                  e. ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Company and Optionee hereby submit to the in personam jurisdiction of the Federal and State courts in Los Angeles, California, for the purpose of confirming any such award and entering judgment thereon.

                  f.       CONFIDENTIALITY. All proceedings under this
Section 17, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

                  g. CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Section 17 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

         SECTION 18. NO EMPLOYMENT COMMITMENT BY COMPANY. Nothing in this Agreement constitutes an employment commitment by the Company, affects the Optionee's status as an employee-at-will who is subject to termination without cause, confers upon the Optionee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease the Optionee's compensation or other benefits. The preceding sentence is subject, however, to the terms of any written employment agreement between the Optionee and the Company (which may not be modified by any oral agreement).

         SECTION 19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         SECTION 20. ENTIRE AGREEMENT. This Agreement, and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         SECTION 21. SEVERABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            Hanmi Financial Corporation

                                            By
                                              -------------------------
                                            By
                                              -------------------------
                                            OPTIONEE

                                            ---------------------------

ACKNOWLEDGMENT:

                  I hereby acknowledge receipt of a copy of this Agreement as well as a copy of the Stock Option Plan.

                                             OPTIONEE

                                             --------------------------